As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jade Biosciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

Nevada	(781) 312-3013	83-1377888
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Elizabeth Balta

Chief Legal Officer and Corporate Secretary

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

(781) 312-3013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cheston J. Larson

Matthew T. Bush

Anthony Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and to (i) the registration statement on Form S-1 (No. 333-291541), initially filed by Jade Biosciences, Inc. (“Jade”) on November 14, 2025, and declared effective on December 19, 2025, as amended pursuant to a post-effective amendment filed on March 6, 2026 (the “November 2025 Registration Statement”) and (ii) the registration statement on Form S-1 (No. 333-292369), initially filed by Jade on December 22, 2025, and declared effective on December 30, 2025, as amended pursuant to a post-effective amendment filed on March 6, 2026 (the “December 2025 Registration Statement”). The November 2025 Registration Statement related to the resale of up to 16,125,269 shares of Jade’s common stock, par value $0.0001 per share (the “Common Stock”) by selling stockholders named therein. The December 2025 Registration Statement related to the resale of up to 3,214,286 shares of Common Stock by selling stockholders named therein. This Registration Statement is a combined prospectus that relates to and will be used in connection with the proposed resale or other disposition by the selling stockholders named herein of up to:

(1)	13,086,108 shares of Common Stock issued in the October 2025 PIPE (as defined below);

(2)	1,402,092 shares of Common Stock issuable upon exercise of the October 2025 PIPE Pre-Funded Warrants (as defined below);

(3)	3,214,286 shares of Common Stock issued in the December 2025 PIPE (as defined below);

(4)	1,062,326 shares of Common Stock issued to RA Capital Healthcare Fund, L.P.; and

(5)

20,777,527 shares of Common Stock issued or issuable to entities affiliated with Fairmount Funds Management LLC, including 4,935,159 shares of Common Stock issuable upon exercise of pre-funded warrants other than the October 2025 PIPE Pre-Funded Warrants held by such entities and 12,622,000 shares issuable upon conversion of 12,622 shares of Jade’s outstanding Series A Preferred Stock.

All of the securities listed in clauses (1), (2) and (4) above were previously registered on the November 2025 Registration Statement. All the securities listed in clause (3) above were previously registered on the December 2025 Registration Statement. To the registrant’s knowledge, all of the securities listed in clauses (1), (2), (3) and (4) above have not been sold or otherwise disposed of by the selling stockholders. This registration statement shall constitute a post-effective amendment to each of the November 2025 Registration Statement and the December 2025 Registration Statement, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Offering Memorandum is not complete and may be changed. This Preliminary Offering Memorandum is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 7, 2026.

PROSPECTUS

39,542,339 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”) of up to (i) 13,086,108 shares of our common stock, par value $0.0001 per share (the “Common Stock”) issued in the October 2025 PIPE (as defined below) (the “October 2025 PIPE Shares”); (ii) 1,402,092 shares of Common Stock issuable upon exercise of the October 2025 PIPE Pre-Funded Warrants (as defined below) (the “October 2025 PIPE Warrant Shares”); (iii) 3,214,286 shares of Common Stock (the “December 2025 PIPE Shares”) issued in the December 2025 PIPE (as defined below); (iv) 1,062,326 shares of Common Stock (the “Additional RA Capital Shares”) issued to RA Capital Healthcare Fund, L.P.; (v) 3,220,368 shares of Common Stock (the “Additional Fairmount Common Stock”) issued to entities affiliated with Fairmount Funds Management LLC (“Fairmount”); (vi) 4,935,159 shares of Common Stock issuable upon exercise of pre-funded warrants other than the October 2025 PIPE Pre-Funded Warrants issued to entities affiliated with Fairmount (such warrants, the “Additional Fairmount Warrants” and such warrant shares, the “Additional Fairmount Warrant Shares”); and (vii) 12,622,000 shares of Common Stock issuable upon conversion of 12,622 shares of our outstanding Series A Preferred Stock issued to entities affiliated with Fairmount (such shares of Common Stock, together with the Additional Fairmount Common Stock and the Additional Fairmount Warrant Shares, the “Additional Fairmount Shares”). The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.”

The October 2025 PIPE Shares and the October 2025 PIPE Pre-Funded Warrants were issued and sold to accredited investors in a private placement, which closed on October 8, 2025 (the “October 2025 PIPE”). The December 2025 PIPE Shares were issued and sold to an accredited investor in a private placement, which closed on December 16, 2025 (the “December 2025 PIPE”). The Additional RA Capital Shares and the Additional Fairmount Shares comprise shares issued and sold in private placement transactions in connection with the formation of our company and the Pre-Merger Financing (as defined below). We are not selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Resale Shares by the Selling Stockholders. Upon any exercise of the October 2025 PIPE Pre-Funded Warrants or the Additional Fairmount Warrants by payment of cash, however, we will receive the nominal cash exercise price paid by the holders of such warrants. We intend to use those proceeds, if any, for general corporate purposes. We will receive no additional proceeds from the conversion of the Series A Preferred Stock.

The Selling Stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Resale Shares hereunder.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell the Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Resale Shares will be borne by the Selling Stockholders. We will pay certain fees and expenses (other than discounts, concessions, commissions and similar selling expenses) incident to the registration of the Resale Shares with the Securities and Exchange Commission (“SEC”).

You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of the securities being offered.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “JBIO.” On May 5, 2026, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $25.26 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of this prospectus and any applicable prospectus supplement.

We are a “smaller reporting company” and an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus contains information that you should consider when making your investment decision. Neither we, nor the Selling Stockholders, have authorized anyone to give any information or to make any representation other than those contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, unless the context otherwise requires, the terms “Jade,” the “Company,” “we,” “us,” and “our” refer to Jade Biosciences, Inc., a Nevada corporation, and its consolidated subsidiaries.

This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

All statements, other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding: our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our competition, our potential growth opportunities, our clinical development activities and timeline, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates, the timing and results of preclinical studies and clinical trials, the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, as well as global events, including military conflicts and geopolitical tensions on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference are disclosed in the section titled “Risk Factors.” You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. We caution you that the risks, uncertainties and other factors referred to in this prospectus may not contain all of the risks, uncertainties and other factors that may affect our future results and operations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company developing novel biologic therapies for patients living with autoimmune diseases. Our goal is to improve meaningfully upon the existing treatment paradigm through the delivery of improved dosing and convenience, a comparable safety profile, and potentially increased clinical activity. Our approach is to discover and efficiently develop biologics that address emerging targets supported by third-party clinical data and that overcome shortcomings of existing product candidates in development, such as potency, bioavailability, formulation, and pharmacokinetic properties.

Our lead product candidate, JADE101, is a monoclonal antibody (“mAb”) targeting a cytokine called “A PRoliferation Inducing Ligand” (“APRIL”) that modulates plasma cell survival and immunoglobulin production, which we plan to initially develop for the treatment of IgA nephropathy (“IgAN”). Our second product candidate is JADE201, a mAb targeting B cell activating factor receptor (“BAFF-R”) for the treatment of multiple autoimmune disorders. Our third product candidate is JADE301, a mAb targeting an undisclosed pathway.

Business Combination of Aerovate and Pre-Merger Jade and Pre-Closing Financing

On April 28, 2025, we consummated (the “Closing”) the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2024, by and among us (prior to the Merger, Aerovate Therapeutics, Inc., or “Aerovate”), Caribbean Merger Sub I, Inc. (“First Merger Sub”), Caribbean Merger Sub II, LLC (“Second Merger Sub”), and Jade Biosciences, Inc., a private Delaware corporation (“Pre-Merger Jade”). As part of the Closing, First Merger Sub merged with and into Pre-Merger Jade, with Pre-Merger Jade continuing as a wholly owned subsidiary of Aerovate and the surviving corporation of the merger (the “First Merger” and such time, the “First Effective Time”), and Pre-Merger Jade merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger” and, together with the First Merger, the “Merger”). In connection with the Merger, Second Merger Sub changed its name to “Jade Biosciences, LLC” and Aerovate changed its name to “Jade Biosciences, Inc.” Subsequently, Jade Biosciences, LLC merged with and into Jade Biosciences, Inc.

In connection with the Merger, Pre-Merger Jade entered into a subscription agreement with certain new and existing investors of Pre-Merger Jade (the “Subscription Agreement”), pursuant to which Pre-Merger Jade issued and sold, and certain new and existing investors purchased, 43,947,116 shares of common stock of Pre-Merger Jade (“Pre-Merger Jade common stock”) and 12,305,898 pre-funded warrants, exercisable for 12,305,898 shares of Pre-Merger Jade common stock (“Pre-Merger Jade pre-funded warrants”), at a purchase price of $5.9407 per share or a purchase price of $5.9406 per Pre-Merger Jade pre-funded warrant, for an aggregate amount of $334.2 million, which included $95.0 million of proceeds previously received from the issuance of convertible notes and accrued interest of $8.3 million on such convertible notes and the conversion of the convertible notes into shares of Pre-Merger Jade common stock and Pre-Merger Jade pre-funded warrants (the “Pre-Merger Financing”). At the Closing, the shares of Pre-Merger Jade common stock and Pre-Merger Jade pre-funded warrants issued in the Pre-Merger Financing were converted into shares of Common Stock in accordance with the Exchange Ratio (as defined herein).

Immediately prior to the consummation of the Merger, Aerovate effected a 1-for-35 reverse stock split of Aerovate common stock (as defined herein), which became legally effective on April 28, 2025 (the “Reverse Stock Split”). Following the Reverse Stock Split, and as a result of and upon the First Effective Time:

•

each then-outstanding share of Pre-Merger Jade common stock (including shares of Pre-Merger Jade common stock issued in connection with the Pre-Merger Financing) immediately prior to the First Effective Time (excluding shares cancelled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted into the right to receive a number of shares of common stock, par value $0.0001, of Aerovate (prior to the effective time of the Merger, the “Aerovate common stock”) equal to an exchange ratio determined in accordance with the Merger Agreement (the “Exchange Ratio”);

•

each then-outstanding share of Series Seed Convertible Preferred Stock, par value $0.0001 per share, of Pre-Merger Jade (“Pre-Merger Jade preferred stock”) immediately prior to the First Effective Time (excluding shares cancelled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted into the right to receive a number of shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of Aerovate (which are each convertible into 1,000 shares of Common Stock) equal to the Exchange Ratio divided by 1,000;

•

each then-outstanding option to purchase Pre-Merger Jade common stock was assumed by Aerovate and was converted into an option to purchase shares of Common Stock, subject to adjustment as set forth in the Merger Agreement; and

•

each then-outstanding Pre-Merger Jade pre-funded warrant (including any Pre-Merger Jade pre-funded warrants issued in the Pre-Merger Financing) was converted into a pre-funded warrant to purchase shares of Common Stock (subject to adjustment as set forth in the Merger Agreement and the form of pre-funded warrant).

The Exchange Ratio was calculated using a formula intended to allocate existing Aerovate and Pre-Merger Jade securityholders a percentage of the Company. Based on Aerovate’s and Pre-Merger Jade’s values as of the date of the Merger Agreement and capitalization as of April 28, 2025, the Exchange Ratio (as adjusted for the Reverse Stock Split) was 0.6311 shares of Aerovate common stock for each share of Pre-Merger Jade common stock.

October 2025 Private Placement of Common Stock and Pre-Funded Warrants

On October 8, 2025, we completed a private placement of shares of Common Stock and pre-funded warrants to purchase shares of Common Stock (the “October 2025 PIPE”) pursuant to the Securities Purchase Agreement dated October 6, 2025, by and among us and the investors named therein (the “October 2025 SPA”). The investors in the October 2025 PIPE purchased (i) an aggregate of 13,368,164 shares of Common Stock (the “October 2025 PIPE Shares”) at a price per share of $9.14 and (ii) pre-funded warrants (the “October 2025 PIPE Pre-Funded Warrants”) to purchase 1,402,092 shares of Common Stock at a purchase price of $9.1399 per October 2025 PIPE Pre-Funded Warrant, which represents the per share purchase price of the October 2025 PIPE Shares less the $0.0001 per share exercise price for each October 2025 PIPE Pre-Funded Warrant, for an aggregate purchase price of approximately $135 million.

The October 2025 PIPE Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of October 2025 PIPE Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of October 2025 PIPE Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to us.

The sale of October 2025 PIPE Shares and October 2025 PIPE Pre-Funded Warrants was not registered under the Securities Act, and such sale was intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

December 2025 Private Placement of Common Stock

On December 16, 2025, we completed the December 2025 PIPE pursuant to the Securities Purchase Agreement dated December 13, 2025, by and between us and the Selling Stockholder (the “December 2025 SPA”). The Selling Stockholder purchased an aggregate of 3,214,286 shares of our Common Stock at a price per share of $14.00 for an aggregate purchase price of approximately $45.0 million. The sale of such shares of Common Stock was not registered under the Securities Act, and such sale was intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Corporate Information

Our principal executive offices are located at 221 Crescent Street, Building 23, Suite 105, Waltham, Massachusetts 02453, and our telephone number is (781) 312-3013. Our website address is www.jadebiosciences.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. No portion of our website is incorporated by reference into this prospectus. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public on the SEC’s website at http://www.sec.gov. Our Common Stock is traded on The Nasdaq Capital Market under the symbol “JBIO.”

THE OFFERING

Shares Offered by the Selling Stockholders	Up to 39,542,339 shares of Common Stock, including (i) 1,402,092 shares of Common Stock issuable upon exercise of the October 2025 PIPE Pre-Funded Warrants, (ii) 4,935,159 shares of Common Stock issuable upon exercise of the Additional Fairmount Warrants, and (iii) 12,622,000 shares of Common Stock issuable upon conversion of 12,622 shares of Series A Preferred Stock.

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of the Resale Shares registered under this prospectus for resale.

Shares Outstanding	As of March 31, 2026, there were 49,345,967 shares of our Common Stock outstanding.

Use of Proceeds	We will not receive any proceeds from the sale of the Resale Shares offered by the Selling Stockholders under this prospectus. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders. Upon any exercise of the October 2025 PIPE Pre-Funded Warrants by payment of cash, however, we will receive the nominal cash exercise price paid by the holders of the PIPE Pre-Funded Warrants. We will receive no additional proceeds from the conversion of the outstanding Series A Preferred Stock. See the section titled “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Stock Market Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “JBIO.”

The number of issued and outstanding shares of Common Stock does not include the following, as of March 31, 2026, unless otherwise noted:

•	12,622,000 shares of Common Stock issuable upon the conversion of 12,622 outstanding shares of Series A Preferred Stock;

•	8,777,486 shares of Common Stock issuable upon the exercise of 8,777,486 pre-funded warrants to acquire shares of common stock with an exercise price of $0.0001 per share;

•

7,354,734 shares of Common Stock issuable upon the exercise of stock options outstanding under the Jade Biosciences, Inc. 2024 Equity Incentive Plan with a weighted-average exercise price of $4.80 per share;

•

5,294,474 shares of Common Stock issuable upon the exercise of stock options outstanding under the Jade Biosciences, Inc. 2025 Stock Incentive Plan (the “2025 Plan”) with a weighted-average exercise price of $12.44 per share;

•

804,519 shares of Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2026 with an exercise price of $15.43 per share issued in connection with the Parade Warrant Obligation (as defined in our Annual Report on Form 10-K);

•	497,354 shares of Common Stock issuable upon the vesting of restricted stock units outstanding;

•	6,255,862 shares of Common Stock reserved for issuance under our 2025 Plan; and

•	1,184,108 shares of Common Stock reserved for issuance under our 2025 Employee Stock Purchase Plan.

For additional information concerning the offering, see the section titled “Plan of Distribution.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, including those we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering by the Selling Stockholders

The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Common Stock issuable upon the conversion of Series A Preferred Stock and issuable upon exercise of pre-funded warrants), or the perception that such sales may occur, may cause the market price of our Common Stock to decline significantly.

The Resale Shares represent a substantial percentage of our total outstanding Common Stock as of the date of this prospectus. The Resale Shares being offered for resale in this prospectus represent approximately 57.9% of our total outstanding Common Stock as of March 15, 2026, assuming the exercise of the October 2025 PIPE Pre-Funded Warrants and the Additional Fairmount Warrants and the conversion of all shares of Series A Preferred Stock into shares of Common Stock. Further, certain Selling Stockholders beneficially own a significant percentage of our Company. As of March 15, 2026, entities affiliated with Fairmount Funds Management LLC beneficially owned 22,965,700 shares of our Common Stock, or approximately 33.9% of our Common Stock, assuming the exercise of all pre-funded warrants held by such entities and the conversion of all outstanding shares of Series A Preferred Stock held by such entities into shares of Common Stock, without giving effect to contractual limitations contained in such securities that restrict the holder (together with its affiliates) from beneficially owning in excess of a specified percentage of our common stock, and without giving effect to the exercise or conversion of any securities exercisable or convertible into Common Stock owned by other stockholders.

The sale of the Resale Shares in the public market, or the perception that holders of a large number of securities intend to sell their securities, could significantly reduce the market price of our Common Stock.

We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

USE OF PROCEEDS

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders. Some of the shares of Common Stock offered hereby are issuable upon the exercise of the October 2025 PIPE Pre-Funded Warrants or the Additional Fairmount Warrants and the conversion of the Series A Preferred Stock. Upon exercise of such October 2025 PIPE Pre-Funded Warrants or the Additional Fairmount Warrants for cash, we will receive the nominal cash exercise price paid by the holders of such warrants. We intend to use those proceeds, if any, for general corporate purposes. We will receive no additional proceeds from the conversion of the Series A Preferred Stock.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to:

i.	13,086,108 shares of Common Stock issued in the October 2025 PIPE (as defined below);

ii.	1,402,092 shares of Common Stock issuable upon exercise of the October 2025 PIPE Pre-Funded Warrants (as defined below);

iii.	3,214,286 shares of Common Stock issued in the December 2025 PIPE (as defined below);

iv.	1,062,326 shares of Common Stock issued to RA Capital Healthcare Fund, L.P.; and

v.

20,777,527 shares of Common Stock issued or issuable to entities affiliated with Fairmount Funds Management LLC, including 4,935,159 shares of Common Stock issuable upon exercise of pre-funded warrants other than the October 2025 PIPE Pre-Funded Warrants held by such entities and 12,622,000 shares issuable upon conversion of 12,622 shares of Jade’s outstanding Series A Preferred Stock.

The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

This prospectus covers the resale or other disposition by the Selling Stockholders or their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus of up to the total number of shares of Common Stock, including shares of Common Stock issuable upon the exercise of the pre-funded warrants, or upon the conversion of Series A Preferred Stock.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders.

For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of Common Stock registered for resale under this prospectus will be beneficially owned by the Selling Stockholders, and we have further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares of Common Stock during this offering.

The following table sets forth, based on representations from the Selling Stockholders, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the shares offered hereby. The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock, or may have purchased additional freely-tradeable shares of Common Stock since providing us with this information.

The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 49,316,287 shares of Common Stock outstanding as of March 15, 2026, and, for each Selling Stockholder, assumes the exercise or conversion of any securities exercisable or convertible into Common Stock owned by such Selling Stockholder but not the exercise or conversion of such securities owned by any other Selling Stockholder.

The numbers of shares of Common Stock beneficially owned before and after the offering presented in the table below gives effect to certain contractual limitations applicable to the pre-funded warrants and the Series A Preferred Stock that may restrict a holder (together with its affiliates) from beneficially owning in excess of a specified percentage of our Common Stock. The number of shares of our Common Stock offered for sale by the Selling Stockholders in this prospectus as presented in the table below does not take into account any such beneficial ownership limitations.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Before the Offering	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After the Offering
			Number	Percentage (%)
Entities affiliated with Fairmount Funds Management LLC(2)	11,183,118	22,965,700	23,017	*
Fidelity Select Portfolios: Biotechnology Portfolio(3)	321,707	103,400	218,307	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(3)	894,343	36,200	858,143	1.7%
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(3)	268,190	125,304	142,886	*
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(3)	1,009,957	471,080	538,877	1.1%
Fidelity Growth Company Commingled Pool(3)	1,380,430	632,198	748,232	1.5%
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(3)	302,524	139,032	163,492	*
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(3)	516,015	168,600	347,415	*
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(3)	231,258	84,100	147,158	*
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund(3)	693,700	118,900	574,800	1.2%
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund(3)	495,800	101,200	394,600	*
FIAM Target Date Small Cap Opportunities Commingled Pool(3)	131,410	25,210	106,200	*
Entities affiliated with Venrock Healthcare Capital Partners(4)	5,116,078	547,045	5,116,078	9.99%
RA Capital Healthcare Fund, L.P.(5)	3,214,969	2,922,282	292,687	*
Biotech Growth N.V.(6)	3,214,286	3,214,286	—	—
Entities Affiliated with Janus Henderson Investors US LLC(7)	3,147,359	3,063,457	83,902	*
Entities Affiliated with Baker Bros. Advisors LP(8)	1,641,137	1,641,137	—	—
Avidity Private Master Fund I LP(9)	1,400,708	273,522	1,127,186	2.3%
Entities affiliated with Great Point Partners, LLC(10)	819,362	492,341	632,599	1.3%
Samsara BioCapital, LP(11)	968,798	437,635	531,163	1.1%
Entities affiliated with Aberdeen Investments(12)	492,341	492,341	—	—
Entities affiliated with Marshall Wace(13)	875,273	875,273	—	—
Affinity Healthcare Fund, LP(14)	639,956	374,459	65,317	*
Point72 Associates, LLC(15)	240,765	237,637	3,128	*

*	Less than 1%

(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock. Unless an address is provided below, the address for the holder is 221 Crescent St., Building 23, Suite 105, Waltham, MA 02453.

(2)

“Common Stock Beneficially Owned Before the Offering” consists of (i) (A) 1,897,677 shares of common stock, (B) 391,607 shares of common stock issuable upon the exercise of pre-funded warrants and (C) 6,215,000 shares of Common Stock issuable upon conversion of 6,215 shares of Series A Preferred Stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”), (ii) 2,655,817 shares of Common Stock held by Fairmount Healthcare Co-Invest IV L.P. (“Fairmount Fund IV”), and (iii) 23,017 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the date of this table held by Tomas Kiselak, a manager of Fairmount Funds Management LLC (“Fairmount”) and a member of the Company’s board of directors. Such number excludes (i) 5,398,599 shares of Common Stock issuable upon the exercise of pre-funded warrants and (ii) 6,407,000 shares of Common Stock issuable upon the conversion of 6,407 shares of Series A Preferred Stock owned by Fairmount Fund II. “Common Stock that May Be Offered Pursuant to Prospectus” consists of (i) (A) 1,897,677 shares of Common Stock, (B) 5,790,206 shares of Common Stock issuable upon the exercise of pre-funded warrants and (C) 12,622,000 shares of Common Stock issuable upon conversion of 12,622 shares of Series A Preferred Stock held by Fairmount Fund II, and (ii) 2,655,817 shares of Common Stock held by Fairmount Fund IV. Such number excludes 23,017 shares of Common Stock exercisable within 60 days of the date of this table held by Mr. Kiselak. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99% and the shares of Series A Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of Common Stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of Common Stock, the beneficial ownership limitation applicable to the shares of Series A Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II and Fairmount Fund IV. Fairmount Fund II and Fairmount Fund IV have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II and Fairmount Fund IV’s portfolios. Because Fairmount Fund II and Fairmount Fund IV have divested themselves of voting and investment power over the securities they hold and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II and Fairmount Fund IV disclaim beneficial ownership of the securities they hold. Peter Harwin and Tomas Kiselak are the managers of Fairmount and may be deemed to have voting and investment power over the shares held by Fairmount Fund II and Fairmount Fund IV. Under Mr. Kiselak’s arrangement with Fairmount, Mr. Kiselak holds the stock options for one or more investment vehicles managed by Fairmount (each, a “Fairmount Fund”). Mr. Kiselak is obligated to turn over to Fairmount any net cash or stock received from the option for the benefit of such Fairmount Fund. Fairmount, Mr. Harwin, and Mr. Kiselak disclaim beneficial ownership of any of the reported securities, except to the extent of their pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(3)

These shares are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 570,656 shares of Common Stock and 549,693 shares of Common Stock issuable upon exercise of pre-funded warrants held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”), (ii) 57,017 shares of Common Stock and 54,637 shares of Common Stock issuable upon exercise of pre-funded warrants held by VHCP Co-Investment Holdings

III, LLC (“VHCP Co-Investment III”), and (iii) 2,592,691 shares of Common Stock and 1,294,384 shares of Common Stock issuable upon exercise of pre-funded warrants held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). Such number excludes 1,091,561 shares of Common Stock issuable upon the exercise of pre-funded warrants held by VHCP EG. The pre-funded warrants contain a beneficial ownership limitation, which precludes the exercise of the pre-funded warrants to the extent that, following exercise, VHCP III, VHCP Co-Investment III and VHCP EG, together with their affiliates and other attribution parties, would own more than 9.99% of the Common Stock outstanding of the Company. VHCP III, VHCP Co-Investment III and VHCP EG are currently prohibited from exercising the pre-funded warrants to the extent that such exercise would result in beneficial ownership of more than 5,116,078 shares of Common Stock. VHCP Management III, LLC (“VHCP Management III”) is the general partner of VHCP III and the manager of VHCP Co-Investment III. VHCP Management EG, LLC (“VHCP Management EG”) is the general partner of VHCP EG. Nimish Shah and Bong Koh are voting members of VHCP Management III and VHCP Management EG and may be deemed beneficial owners of any securities beneficially owned by VHCP Management III and VHCP Management EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 Hillview Avenue, Palo Alto, CA 94304.
(5)

“Common Stock Beneficially Owned Before the Offering” consists of 3,214,969 shares of Common Stock held by RA Capital Healthcare Fund, L.P. (“RACHF”). RA Capital Healthcare Fund GP, LLC is the general partner of RACHF. RA Capital Management, L.P. (“RA Capital”) serves as investment adviser for RACHF and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of the securities held by RACHF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RACHF has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RACHF’s portfolio. Because RACHF has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, RACHF disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act and therefore disclaims any obligation to report ownership of such securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of the securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky and Mr. Shah disclaim beneficial ownership of any of the securities beneficially owned by RA Capital other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(6)

“Common Stock Beneficially Owned Before the Offering” consists of 3,214,286 shares of Common Stock held by Biotech Growth N.V. (“Biotech Growth”). Biotech Growth is a wholly owned subsidiary of BB Biotech AG, a publicly held investment company, the shares of which are traded on the Swiss and German stock exchanges. The business address for Biotech Growth is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao.

(7)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 2,593,351 shares of Common Stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Master Fund”) and (ii) 554,008 shares of Common Stock held by Janus Henderson Biotech Innovation Master Fund II Limited (together with Janus Master Fund, the “Janus Funds”). Janus Henderson Investors US LLC (“Janus”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended, that acts as investment adviser for each of the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the securities directly held by the Janus Funds subject to the oversight of the board of directors of each of the Janus Funds. Under the terms of its management contract with each of the Janus Funds, Janus has overall responsibility for directing the investments of each of the Janus Funds in accordance with the investment objective, policies, and limitations of each of the Janus Funds. Each of the Janus Funds has one or more portfolio managers appointed by and serving at the pleasure of Janus, who makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for each of the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The business address for Janus is 151 Detroit Street, Denver, Colorado 80206.

(8)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 138,540 shares of Common Stock held by 667, L.P. (“667”) and (ii) 1,502,597 shares of Common Stock held by Baker Brothers Life Sciences,

L.P. (together with 667, the “Baker Funds”). Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to these securities. Baker Bros. Advisors (GP) LLC (the “BBA GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of the BBA GP. Julian C. Baker, Felix J. Baker, BBA and the BBA GP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, BBA and the BBA GP disclaim beneficial ownership of all securities held by the Baker Funds, except to the extent of their pecuniary interest therein. The business address of BBA, BBA GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.
(9)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 1,400,708 shares of Common Stock held by Avidity Private Master Fund I LP (“APMFI”), which is a Cayman exempted limited partnership. The general partner of APMFI is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP, is the investment manager of APMFI. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. Michael Gregory is the managing member of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. This individual may be deemed to have shared voting and investment power of the securities held by APMFI. This individual will disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein. The address of APMFI is c/o Avidity Partners Management LP, 2828 N. Harwood Street, Suite 1220, Dallas, Texas 75201.

(10)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 540,779 shares of Common Stock held by Biomedical Value Fund, L.P. (“BVF”) and (ii) 278,583 shares of Common Stock held by Biomedical Offshore Value Fund, Ltd. (“BOVF” and together with BVF, the “GPP Entities”). Great Point Partners, LLC (“GPP LLC”) is the investment manager of BVF and BOVF, and by virtue of such status may be deemed to be the beneficial owner of the shares held by the GPP Entities. Each of Dr. Jeffrey R. Jay, M.D., as Senior Managing Member of GPP LLC, and Ms. Lillian Nordahl, as Managing Director of GPP LLC, has voting and investment power with respect to shares held by the GPP Entities, and therefore may be deemed to be the beneficial owner of the shares held by the GPP Entities. Notwithstanding the above, GPP LLC, Dr. Jay and Ms. Nordahl disclaim beneficial ownership of the shares held by the GPP Entities except to the extent of their respective pecuniary interests. The principal business address of the GPP Entities is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(11)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 968,798 shares of Common Stock held by Samsara BioCapital, LP (“Samsara LP”). Samsara BioCapital GP, LLC (“Samsara GP”) is the sole general partner of Samsara LP and may be deemed to have voting and investment power over the securities held by Samsara LP. Dr. Srinivas Akkaraju is a managing member of Samsara GP and may be deemed to have voting and dispositive power over the securities held by Samsara LP. The address of the above persons is 628 Middlefield Road, Palo Alto, CA 94301.

(12)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 157,048 shares of Common Stock held by Abrdn Life Sciences Investors and (ii) 335,293 shares of Common Stock held by Abrdn Healthcare Investors. The securities held by the foregoing stockholders may be deemed to be beneficially owned by Aberdeen Investments, which acts as each stockholders’ appointed advisor, and/or Jason Akus, the portfolio manager of such fund. Notwithstanding the foregoing, Aberdeen Investments, as advisor, and Mr. Akus disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interest therein. The address of the selling stockholders is 28 State Street, 17th Floor, Boston MA 02110.

(13)

“Common Stock Beneficially Owned Before the Offering” consists of (i) 778,993 shares of Common Stock held by Marshall Wace Investment Strategies – Eureka Fund (“MW Eureka Fund”) and (ii) 96,280 shares of Common Stock held by MW XO Health Innovations Fund II (“MW Health Innovations Fund”). Marshall Wace, LLP is the investment manager of MW Eureka Fund, and Marshall Wace North America L.P. is the investment manager of MW Health Innovations Fund. No individual has ultimate beneficial ownership of the shares owned by such stockholders. The address of Marshall Wace LLP is George House, 131 Sloane Street, London SW1X 9AT, United Kingdom and the address of Marshall Wace North America L.P. is 66 Hudson Blvd E., New York, NY 10001.

(14)

“Common Stock Beneficially Owned Before the Offering” consists of 639,956 shares of Common Stock previously held by Affinity Healthcare Fund, LP. (“Affinity”). Affinity Asset Advisors, LLC (“Affinity Advisor”) is the investment manager of Affinity and exercises investment discretion with regard to the shares of Common Stock owned by Affinity. Affinity and Affinity Advisor have the shared power to vote or to direct the vote and to dispose or direct the disposition of such shares of Common Stock owned by Affinity. Affinity Advisor may be deemed to be the beneficial owner of such shares of Common Stock owned by Affinity by virtue of its position as investment manager of Affinity. The address of Affinity is 450 Park Avenue, Suite 1403, New York, NY 10022.

(15)

“Common Stock Beneficially Owned Before the Offering” consists of 240,765 shares of Common Stock held by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates, LLC is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.

April 2025 Registration Rights Agreement

On April 28, 2025, we entered into a registration rights agreement (the “April 2025 RRA”) with certain investors, including entities affiliated with Fairmount Funds Management LLC. Pursuant to the April 2025 RRA, we agreed to file a resale registration statement to register the Registrable Securities (as defined in the April 2025 RRA). This registration statement is being filed to satisfy our obligations under the April 2025 RRA. We have agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable.

October 2025 Registration Rights Agreement

On October 8, 2025, we entered into a registration rights agreement (the “October 2025 RRA”) with the October 2025 PIPE investors. Pursuant to the October 2025 RRA, we agreed to file a resale registration statement to register the Registrable Securities (as defined in the October 2025 RRA). This registration statement is being filed to satisfy our obligations under the October 2025 RRA. We have agreed to use our commercially reasonable efforts to cause this Registration Statement to be declared effective by the SEC as soon as practicable.

December 2025 Registration Rights Agreement

On December 13, 2025, we entered into a registration rights agreement (the “December 2025 RRA”) with the December 2025 PIPE investor. Pursuant to the December 2025 RRA, we agreed to file a resale registration statement to register the Registrable Securities (as defined in the December 2025 RRA). This registration statement is being filed to satisfy our obligations under the December 2025 RRA. We have agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable.

Indemnification under the Registration Rights Agreements

We have also agreed, among other things, to indemnify the Selling Stockholders and each of their respective officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents, each person who controls any such Selling Stockholder and the officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents of each such controlling person from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the April 2025 RRA, the October 2025 RRA and the December 2025 RRA.

Additional Relationships with the Selling Stockholders

Tomas Kiselak, a Founding Partner of Fairmount Funds Management LLC is a member of our board of directors. For additional information regarding our relationships with certain Selling Stockholders, see the section titled “Certain Relationships and Related Party Transactions” in our definitive proxy statement, filed April 28, 2026, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholder;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A Selling Stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the April 2025 RRA, October 2025 RRA and December 2025 RRA, respectively, such that they may be resold by such Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, under Nevada law have been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.jadebiosciences.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on April 2, 2026 and April 22, 2026; and

•

the description of our securities contained in our registration statement on  Form 8-A12B/A, filed with the SEC on August  13, 2025, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, and including any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Jade Biosciences, Inc.

Attention: Corporate Secretary

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

(781) 312-3013

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby. Each item listed is estimated, except for the SEC registration fee.

SEC registration fee(1)	$67,631.20
Printing expenses	10,000.00
Legal fees and expenses	40,000.00
Accounting fees and expenses	20,000.00
Miscellaneous	7,368.80

Total	$145,000.00

(1)

A registration fee of $18,941.20 was previously paid with respect to the November 2025 Registration Statement (No. 333-291541) and a registration fee of $6,938.05 was previously paid with respect to the December 2025 Registration Statement (No. 333-292369) relating to the securities that were included in such registration statements and that are included in this Registration Statement in accordance with Rule 429 under the Securities Act. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.

Item 15. Indemnification of Directors and Officers

NRS 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) further provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to the statutory provisions of NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that unless otherwise restricted by the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Our articles of incorporation eliminate the individual liability of our directors and officers to the fullest extent permitted by the NRS. Under the NRS, our directors and officers will not be personally liable to us or our stockholders or creditors for any damages for breach of fiduciary duty as a director or an officer as a result of any act or failure to act in their capacity as a director or officer, unless the presumption of Nevada’s codified business judgment rule has been rebutted and it is proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer, and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide for the indemnification of, and advancement of expenses to, any of our directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer or, while one of our directors or officers, is or was serving at our request as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, subject to certain express limitations and conditions. Our bylaws also provide that we may maintain insurance to protect a director or an officer against liability. We have also entered into indemnification agreements with our directors and executive officers, which provide for indemnification and advancement of expenses by us in connection with actions or proceedings arising out of such persons’ service as directors or officers or service to other entities at our request, on the terms and subject to the conditions set forth therein. We believe that these provisions in our articles of incorporation and bylaws, and these indemnification agreements, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

2.1†	Agreement and Plan of Merger, dated as of October 30, 2024, by and among Aerovate Therapeutics, Inc., Caribbean Merger Sub I, Inc., Caribbean Merger Sub II, LLC and Jade Biosciences, Inc.	8-K	10/31/2024	2.1

2.2	Plan of Conversion	8-K	05/01/2025	2.2

3.1	Articles of Incorporation of the Company	8-K	05/01/2025	3.4

3.2	Bylaws of the Company	8-K	05/01/2025	3.5

3.3	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, effective April 28, 2025	8-K	05/01/2025	3.7

4.1	Form of Pre-Funded Warrant, dated April 28, 2025.	8-K	05/01/2025	4.1

4.2	Form of Pre-Funded Warrant (October 2025).	8-K	10/07/2025	4.1

4.3	Parade Warrant, dated December 31, 2025	10-K	03/06/2026	4.3

4.4	Form of Registration Rights Agreement, dated as of April 28, 2025, by and among pre-Merger Jade Biosciences, Inc., Jade Biosciences, Inc. (fka Aerovate Therapeutics, Inc.) and the several investors signatory thereto	8-K	10/31/2024	10.5

4.5	Form of Registration Rights Agreement, dated as of October 6, 2025, by and among Jade Biosciences, Inc. and the several investors signatory thereto	8-K	10/07/2025	10.2

4.6	Registration Rights Agreement, dated December 13, 2025, by and between Jade Biosciences, Inc. and the purchaser party thereto	8-K	12/15/2025	10.2

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP				X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included on the signature page hereto)				X

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table				X

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 7, 2026.

JADE BIOSCIENCES, INC.

By:	/s/ Bradford Dahms
Bradford Dahms
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tom Frohlich and Bradford Dahms as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Frohlich Tom Frohlich	Chief Executive Officer, President and Director (principal executive officer)	May 7, 2026

/s/ Bradford Dahms Bradford Dahms	Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 7, 2026

/s/ Eric Dobmeier Eric Dobmeier, J.D.	Chair of the Board	May 7, 2026

/s/ Chris Cain Chris Cain, Ph.D.	Director	May 7, 2026

/s/ Tomas Kiselak Tomas Kiselak	Director	May 7, 2026

/s/ Lawrence Klein Lawrence Klein, Ph.D.	Director	May 7, 2026

/s/ Erin Lavelle Erin Lavelle	Director	May 7, 2026